Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	February 25, 2016
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS 2015 FOURTH QUARTER AND

FULL YEAR EARNINGS AND 2016 EARNINGS GUIDANCE

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended December 31, 2015 and 2014:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $173.7 million, or $1.74 per diluted share, during the fourth quarter of 2015 as compared to $172.8 million, or $1.71 per diluted share, during the comparable quarter of 2014. Net revenues increased 6.4% to $2.32 billion during the fourth quarter of 2015 as compared to $2.18 billion during the fourth quarter of 2014.

For the three-month period ended December 31, 2015, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), increased approximately 12% to $170.7 million, or $1.71 per diluted share, as compared to $152.0 million, or $1.51 per diluted share, during the fourth quarter of 2014.

As reflected on the Supplemental Schedule, included in our reported results during the fourth quarters of 2015 and 2014, are net favorable after-tax impacts of approximately $3.1 million, or $.03 per diluted share, during the fourth quarter of 2015 and $8.6 million, or $.08 per diluted share, during the fourth quarter of 2014, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals.

Also included in our reported results during the fourth quarter of 2014, as reflected on the Supplemental Schedule, was an aggregate favorable after-tax impact of approximately $12.2 million, or $.12 per diluted share, consisting of: (i) a favorable after-tax impact of $11.7 million, or $.12 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2014, based upon a reserve analysis, and; (ii) an after-tax impact of $493,000 relating to the charge incurred during 2014 in connection with the settlement of a legal matter.

Consolidated Results of Operations, As Reported and As Adjusted – Twelve-month periods ended December 31, 2015 and 2014:

Reported net income attributable to UHS was $680.5 million, or $6.76 per diluted share, during the year ended December 31, 2015 as compared to $545.3 million, or $5.42 per diluted share, during the 2014 full year. Net revenues increased 10.2% to $9.04 billion during the twelve-month period of 2015 as compared to $8.21 billion during the comparable twelve-month period of 2014.

For the year ended December 31, 2015, our adjusted net income attributable to UHS, as calculated on the Supplemental Schedule, increased approximately 19% to $692.0 million, or $6.87 per diluted share, as compared to $581.8 million, or $5.78 per diluted share, during the year ended December 31, 2014.

As reflected on the Supplemental Schedule, included in our reported results during the years ended December 31, 2015 and 2014, are net unfavorable after-tax impacts of approximately $11.5 million, or $.11 per diluted share, during 2015 and $4.7 million, or $.04 per diluted share, during 2014, related to the implementation of EHR applications at our acute care hospitals.

Also included in our reporting results during the year ended December 31, 2014, as reflected on the Supplemental Schedule, was a net unfavorable after-tax impact of approximately $31.7 million, or $.32 per diluted share, consisting of: (i) an after-tax charge of $27.1 million, or $.27 per diluted share, incurred in connection with the settlement of the Garden City Employees’ Retirement System v. Psychiatric Solutions, Inc. legal matter; (ii) an aggregate after-tax charge of $22.7 million, or $.23 per diluted share, recorded in connection with the costs related to extinguishment of debt resulting from various financing transactions that occurred during the third quarter of 2014; (iii) a favorable after-tax impact of $11.7 million, or $.12 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2014, based upon a reserve analysis, and; (iv) a favorable after-tax impact of $6.3 million, or $.06 per diluted share, resulting from a gain realized on the sale of a non-operating investment.

Acute Care Services – Three and twelve-month periods ended December 31, 2015 and 2014:

During the fourth quarter of 2015, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 4.8% and adjusted patient days increased 3.9%, as compared to the fourth quarter of 2014. Net revenues at these facilities increased 7.3% during the fourth quarter of 2015 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission increased 3.3% while net revenue per adjusted patient day increased 4.2% during the fourth quarter of 2015 as compared to the comparable quarter of 2014. On a same facility basis, the operating margin at our acute care hospitals increased to 17.2% during the fourth quarter of 2015 as compared to 16.8% during the fourth quarter of 2014. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense (excluding the impact of EHR and other items as indicated on the Supplemental Schedules).

During the year ended December 31, 2015, at our acute care hospitals on a same facility basis, adjusted admissions increased 5.4% and adjusted patient days increased 5.5%, as compared to the 2014 full year. Net revenues at these facilities increased 8.7% during the 2015 full year as compared to the 2014 full year. At these facilities, net revenue per adjusted admission increased 3.9% while net revenue per adjusted patient day increased 3.7% during 2015 as compared to 2014. On a same facility basis, the operating margin at our acute care hospitals increased to 18.5% during the year ended December 31, 2015 as compared to 17.9% during the 2014 full year.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on gross charges, amounting to approximately $332 million and $284 million during the three-month periods ended December 31, 2015 and 2014, respectively, and $1.20 billion and $1.14 billion during the twelve-month periods ended December 31, 2015 and 2014, respectively. The provision for doubtful accounts at our acute care hospitals amounted to approximately $172 million and $130 million during the three-month periods ended December 31, 2015 and 2014, respectively, and $631 million and $590 million during the twelve-month periods ended December 31, 2015 and 2014, respectively. Our acute care hospitals experienced an increase in the aggregate of charity care, uninsured discounts and provision for doubtful accounts, as a percentage of gross charges, during the third and fourth quarters of 2015, as compared to the comparable quarters of 2014. During the year ended December 31, 2015, as compared to the 2014 full year, our acute care hospitals experienced a decrease in the aggregate of charity care, uninsured discounts and provision for doubtful accounts, as a percentage of gross charges.

Behavioral Health Care Services – Three and twelve-month periods ended December 31, 2015 and 2014:

During the fourth quarter of 2015, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 0.2% while adjusted patient days increased 0.7% compared to the fourth quarter of 2014. At these facilities, net revenue per adjusted admission increased 3.1% while net revenue per adjusted patient day increased 2.5% during the fourth quarter of 2015 as compared to the comparable quarter in 2014. On a same facility basis, our behavioral health services’ net revenues increased 3.6% during the fourth quarter of 2015, as compared to the comparable quarter in 2014, and the operating margins were 27.1% and 27.9% during the three-month periods ended December 31, 2015 and 2014, respectively.

During the twelve-month period ended December 31, 2015, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 2.9% while adjusted patient days increased 1.2% compared to the 2014 full year. At these facilities, net revenue per adjusted admission increased 1.8% during the year ended December 31, 2015 while net revenue per adjusted patient day increased 3.4% during the twelve-month period ended December 31, 2015 as compared to the 2014 full year. On a same facility basis, our behavioral health services’ net revenues increased 5.0% during the full year of 2015, as compared to 2014, and the operating margins remained unchanged at 27.9% during each of the years ended December 31, 2015 and 2014.

Share Repurchase Program:

In February of 2016, our Board of Directors authorized a $400 million increase to our stock repurchase program, which increased the aggregate authorization to $800 million from the previous $400 million authorization approved during the third quarter of 2014. Pursuant to this program, we may purchase shares of our Class B Common Stock, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with this program, during the fourth quarter of 2015, we repurchased 478,118 shares at an aggregate cost of $57.8 million. Since inception of the program through December 31, 2015, we repurchased approximately 1.9 million shares at an aggregate cost of approximately $224.2 million.

Subsequent to December 31, 2015, we repurchased an additional 886,782 shares at an aggregate cost of $99.0 million increasing our aggregate program inception to date stock repurchases to approximately 2.8 million shares at an aggregate cost of approximately $323.2 million.

2016 Full Year Guidance:

Our estimated range of adjusted net income attributable to UHS for the year ended December 31, 2016, is $7.12 to $7.58 per diluted share. This guidance range represents an increase of approximately 4% to 10% over the adjusted net income attributable to UHS of $6.87 per diluted share for the year ended December 31, 2015, as calculated on the attached Supplemental Schedule. The range excludes the below-mentioned unfavorable EHR impact of $.17 per diluted share expected during 2016.

During 2016, our net revenues are estimated to be approximately $9.75 billion to $9.85 billion representing an increase of approximately 8% to 9% over our 2015 net revenues of approximately $9.04 billion.

During 2016, we expect to record approximately $5 million of EHR incentive income and approximately $36 million of EHR-related depreciation and amortization expense resulting in a net unfavorable after-tax (and after income attributable to noncontrolling interest) impact of approximately $17 million, or $.17 per diluted share.

This guidance range also excludes the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, costs related to extinguishment of debt, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, impact of share repurchases and other material amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on February 26, 2016. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies operating through its subsidiaries acute care hospitals, behavioral health facilities and ambulatory centers located throughout the United States, the United Kingdom, Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2015), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, costs related to extinguishment of debt, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2015. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

We incur health-care related taxes (“Provider Taxes”) imposed by states in the form of a licensing fee, assessment or other mandatory payment which are related to: (i) healthcare items or services; (ii) the provision of, or the authority to provide, the health care items or services, or; (iii) the payment for the health care items or services. Such Provider Taxes are subject to various federal regulations that limit the scope and amount of the taxes that can be levied by states in order to secure federal matching funds as part of their respective state Medicaid programs. We derive a related Medicaid reimbursement benefit from assessed Provider Taxes in the form of Medicaid claims based payment increases and/or lump sum Medicaid supplemental payments. Under these programs, including the impact of uncompensated care and upper payment limit programs, and the Texas Delivery System Reform Incentive program, we earned revenues (before Provider Tax assessments) of approximately $86 million and $117 million during the three-month periods ended December 31, 2015 and 2014, respectively, and $307 million and $295 million during the twelve-month periods ended December 31, 2015 and 2014, respectively. These revenues were offset by assessments of $40 million and $69 million during the fourth quarters of 2015 and 2014, respectively, and $137 million and $140 million during the twelve-month periods ended December 31, 2015 and 2014, respectively, which are recorded in other operating expenses on the attached Consolidated Statement of Income. Prior to 2015, these assessments were recorded as a reduction to our net revenues. Accordingly, to conform with current year presentation, these assessments were reclassified on our Consolidated Statement of Income for the three and twelve-month periods ended December 31, 2014.

Our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, once they have demonstrated meaningful use of certified EHR technology for the applicable stage or have completed attestations to their adoption or implementation of certified EHR technology. However, there may be timing differences in the recognition of the incentive income and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Pursuant to regulations, hospitals that did not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. We believe that all of our acute care hospitals have met the applicable meaningful use criteria and therefore are not subject to a reduced market basked update to the inpatient prospective payment standardized amount. Under the HITECH Act, hospitals must continue to meet the applicable meaningful use criteria in each fiscal year or they will be subject to a market basket update reduction in a subsequent fiscal year.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2015	2014	2015	2014
Net revenues before provision for doubtful accounts	$2,512,872	$2,333,339	$9,784,724	$8,904,071
Less: Provision for doubtful accounts	197,633	157,048	741,273	698,983

Net revenues	2,315,239	2,176,291	9,043,451	8,205,088
Operating charges:
Salaries, wages and benefits	1,079,394	994,593	4,212,387	3,845,461
Other operating expenses	548,745	528,417	2,119,805	1,922,743
Supplies expense	252,109	233,413	974,088	895,693
Depreciation and amortization	102,921	98,118	398,618	375,624
Lease and rental expense	24,342	23,337	94,973	93,993
Electronic health records incentive income	(14,064)	(23,873)	(15,815)	(27,902)
Costs related to extinguishment of debt	0	0	0	36,171

	1,993,447	1,854,005	7,784,056	7,141,783

Income from operations	321,792	322,286	1,259,395	1,063,305
Interest expense, net	28,643	31,225	113,494	133,638

Income before income taxes	293,149	291,061	1,145,901	929,667
Provision for income taxes	101,832	100,569	395,203	324,671

Net income	191,317	190,492	750,698	604,996
Less: Income attributable to noncontrolling interests	17,568	17,695	70,170	59,653

Net income attributable to UHS	$173,749	$172,797	$680,528	$545,343

Basic earnings per share attributable to UHS (a)	$1.76	$1.75	$6.89	$5.52

Diluted earnings per share attributable to UHS (a)	$1.74	$1.71	$6.76	$5.42

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2015	2014	2015	2014
(a) Earnings per share calculation:
Basic and diluted:
Net income attributable to UHS	$173,749	$172,797	$680,528	$545,343
Less: Net income attributable to unvested restricted share grants	(60)	(72)	(281)	(236)

Net income attributable to UHS—basic and diluted	$173,689	$172,725	$680,247	$545,107

Weighted average number of common shares—basic	98,416	98,808	98,797	98,826

Basic earnings per share attributable to UHS:	$1.76	$1.75	$6.89	$5.52

Weighted average number of common shares	98,416	98,808	98,797	98,826
Add: Other share equivalents	1,627	1,943	1,897	1,718

Weighted average number of common shares and equiv.—diluted	100,043	100,751	100,694	100,544

Diluted earnings per share attributable to UHS:	$1.74	$1.71	$6.76	$5.42

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended December 31, 2015 and 2014

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended December 31, 2015		Three months ended December 31, 2014
Net revenues before provision for doubtful accounts	$2,512,872		$2,333,339
Less: Provision for doubtful accounts	197,633		157,048

Net revenues	2,315,239	100.0%	2,176,291	100.0%
Operating charges:
Salaries, wages and benefits	1,079,394	46.6%	994,593	45.7%
Other operating expenses	548,745	23.7%	528,417	24.3%
Supplies expense	252,109	10.9%	233,413	10.7%
EHR incentive income	(14,064)	-0.6%	(23,873)	-1.1%

	1,866,184	80.6%	1,732,550	79.6%

Operating income/margin (“EBITDAR”)	449,055	19.4%	443,741	20.4%
Lease and rental expense	24,342		23,337
Income attributable to noncontrolling interests	17,568		17,695

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	407,145	17.6%	402,709	18.5%
Depreciation and amortization	102,921		98,118
Costs related to extinguishment of debt	0		0
Interest expense, net	28,643		31,225

Income before income taxes	275,581		273,366
Provision for income taxes	101,832		100,569

Net income attributable to UHS	$173,749		$172,797

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended December 31, 2015		Three months ended December 31, 2014
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS—including and excluding EHR impact:
Net income attributable to UHS	$173,749	$1.74	$172,797	$1.71
Plus/minus adjustments:
Litigation settlement, net of income taxes	—	—	(493)	—
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	—	—	(11,707)	(0.12)

Subtotal after-tax adjustments to net income attributable to UHS	—	—	(12,200)	(0.12)

Adjusted net income attributable to UHS—including Electronic Health Records (“EHR”) impact	$173,749	$1.74	$160,597	$1.59

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(14,064)		(23,873)
EHR-related depreciation & amortization, pre-tax	9,306		9,361
EHR-related minority interest in earnings of consolidated entities, pre-tax	(152)		727
Income tax provision on EHR-related items	1,830		5,147

After-tax impact of EHR-related items	(3,080)	(0.03)	(8,638)	(0.08)

Adjusted net income attributable to UHS	$170,669	$1.71	$151,959	$1.51

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the twelve months ended December 31, 2015 and 2014

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Twelve months ended		Twelve months ended
	December 31, 2015		December 31, 2014
Net revenues before provision for doubtful accounts	$9,784,724		$8,904,071
Less: Provision for doubtful accounts	741,273		698,983

Net revenues	9,043,451	100.0%	8,205,088	100.0%
Operating charges:
Salaries, wages and benefits	4,212,387	46.6%	3,845,461	46.9%
Other operating expenses	2,119,805	23.4%	1,922,743	23.4%
Supplies expense	974,088	10.8%	895,693	10.9%
EHR incentive income	(15,815)	-0.2%	(27,902)	-0.3%

	7,290,465	80.6%	6,635,995	80.9%

Operating income/margin (“EBITDAR”)	1,752,986	19.4%	1,569,093	19.1%
Lease and rental expense	94,973		93,993
Income attributable to noncontrolling interests	70,170		59,653

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	1,587,843	17.6%	1,415,447	17.3%
Depreciation and amortization	398,618		375,624
Costs related to extinguishment of debt	0		36,171
Interest expense, net	113,494		133,638

Income before income taxes	1,075,731		870,014
Provision for income taxes	395,203		324,671

Net income attributable to UHS	$680,528		$545,343

Calculation of Adjusted Net Income Attributable to UHS

	Twelve months ended		Twelve months ended
	December 31, 2015		December 31, 2014
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS—including and excluding EHR impact:
Net income attributable to UHS	$680,528	$6.76	$545,343	$5.42
Plus/minus adjustments:
Gain on sale of investment, net of income taxes	—	—	(6,330)	(0.06)
Litigation settlement, net of income taxes	—	—	27,077	0.27
Costs related to extinguishment of debt, net of income taxes	—	—	22,665	0.23
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	—	—	(11,707)	(0.12)

Subtotal after-tax adjustments to net income attributable to UHS	—	—	31,705	0.32

Adjusted net income attributable to UHS—including Electronic Health Records (“EHR”) impact	$680,528	$6.76	$577,048	$5.74

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(15,815)		(27,902)
EHR-related depreciation & amortization, pre-tax	37,224		37,273
EHR-related minority interest in earnings of consolidated entities, pre-tax	(3,044)		(1,844)
Income tax provision on EHR-related items	(6,846)		(2,822)

After-tax impact of EHR-related items	11,519	0.11	4,705	0.04

Adjusted net income attributable to UHS	$692,047	$6.87	$581,753	$5.78

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2015	2014	2015	2014
Net income	$191,317	$190,492	$750,698	$604,996
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	9,920	4,746	4,970	17,668
Amortization of terminated hedge	(84)	(84)	(336)	(336)
Minimum pension liability	2,177	(14,270)	2,177	(14,270)
Foreign currency translation adjustment	(1,632)	75	(1,728)	(2,431)

Other comprehensive income before tax	10,381	(9,533)	5,083	631
Income tax expense related to items of other comprehensive income	4,510	(3,632)	2,980	1,053

Total other comprehensive income, net of tax	5,871	(5,901)	2,103	(422)

Comprehensive income	197,188	184,591	752,801	604,574
Less: Comprehensive income attributable to noncontrolling interests	17,568	17,695	70,170	59,653

Comprehensive income attributable to UHS	$179,620	$166,896	$682,631	$544,921

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$61,228	$32,069
Accounts receivable, net	1,302,429	1,282,735
Supplies	116,037	108,115
Deferred income taxes	135,120	114,565
Other current assets	103,490	77,654

Total current assets	1,718,304	1,615,138

Property and equipment	6,530,569	6,212,030
Less: accumulated depreciation	(2,694,591)	(2,532,341)

	3,835,978	3,679,689

Other assets:
Goodwill	3,596,114	3,291,213
Deferred charges	35,357	40,319
Other	448,360	348,084

	$9,634,113	$8,974,443

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$62,722	$68,319
Accounts payable and accrued liabilities	1,033,697	1,113,062
Federal and state taxes	3,987	1,446

Total current liabilities	1,100,406	1,182,827

Other noncurrent liabilities	278,834	268,555
Long-term debt	3,387,303	3,210,215
Deferred income taxes	315,900	282,214
Redeemable noncontrolling interest	242,509	239,552
UHS common stockholders’ equity	4,249,647	3,735,946
Noncontrolling interest	59,514	55,134

Total equity	4,309,161	3,791,080

	$9,634,113	$8,974,443

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve months ended December 31,
	2015	2014
Cash Flows from Operating Activities:
Net income	$750,698	$604,996
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	398,618	375,624
Gains on sales of assets and businesses, net of losses	(3,615)	(7,837)
Stock-based compensation expense	39,971	31,092
Costs related to extinguishment of debt	0	19,730
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(45,814)	(105,708)
Accrued interest	(693)	4,400
Accrued and deferred income taxes	(34,394)	33,920
Other working capital accounts	(125,556)	73,912
Other assets and deferred charges	6,631	13,667
Other	23,295	2,449
Accrued insurance expense, net of commercial premiums paid	90,895	59,276
Payments made in settlement of self-insurance claims	(79,138)	(69,645)

Net cash provided by operating activities	1,020,898	1,035,876

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(379,321)	(391,150)
Acquisition of property and businesses	(533,655)	(431,386)
Proceeds received from sales of assets and businesses	3,391	15,178
Costs incurred for purchase and implementation of electronic health records application	0	(13,488)
Increase in insurance subsidiary investments	(3,300)	(12,000)

Net cash used in investing activities	(912,885)	(832,846)

Cash Flows from Financing Activities:
Reduction of long-term debt	(68,166)	(879,129)
Additional borrowings	234,400	830,000
Financing costs	(515)	(14,976)
Repurchase of common shares	(209,782)	(100,749)
Dividends paid	(39,532)	(29,665)
Issuance of common stock	8,441	6,863
Excess income tax benefits related to stock-based compensation	47,364	33,912
Profit distributions to noncontrolling interests	(62,220)	(33,680)
Proceeds received from sale/leaseback of real property	12,765	0

Net cash used in financing activities	(77,245)	(187,424)

Effect of exchange rate changes on cash and cash equivalents	(1,609)	(775)

Increase in cash and cash equivalents	29,159	14,831
Cash and cash equivalents, beginning of period	32,069	17,238

Cash and cash equivalents, end of period	$61,228	$32,069

Supplemental Disclosures of Cash Flow Information:
Interest paid, including early redemption premium and original issue discount write-off in 2014	$107,054	$130,279

Income taxes paid, net of refunds	$380,658	$258,612

Noncash purchases of property and equipment	$49,086	$35,469

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:	% Change Quarter ended	% Change 12 months ended
	12/31/2015	12/31/2015
Acute Care Hospitals
Revenues	7.3%	8.7%
Adjusted Admissions	4.8%	5.4%
Adjusted Patient Days	3.9%	5.5%
Revenue Per Adjusted Admission	3.3%	3.9%
Revenue Per Adjusted Patient Day	4.2%	3.7%

Behavioral Health Hospitals
Revenues	3.6%	5.0%
Adjusted Admissions	0.2%	2.9%
Adjusted Patient Days	0.7%	1.2%
Revenue Per Adjusted Admission	3.1%	1.8%
Revenue Per Adjusted Patient Day	2.5%	3.4%

UHS Consolidated	Fourth quarter ended		Twelve months ended
	12/31/2015	12/31/2014	12/31/2015	12/31/2014
Revenues	$2,315,239	$2,176,291	$9,043,451	$8,205,088
EBITDA (1)	407,145	402,709	1,587,843	1,415,447
EBITDA Margin (1)	17.6%	18.5%	17.6%	17.3%

Cash Flow From Operations	224,399	346,322	1,020,898	1,035,876
Days Sales Outstanding	52	54	53	57
Capital Expenditures	109,743	81,789	379,321	391,150

Debt			3,450,025	3,278,534
UHS’ Shareholders Equity			4,249,647	3,735,946
Debt / Total Capitalization			44.8%	46.7%
Debt / EBITDA (2)			2.17	2.32
Debt / Cash From Operations (2)			3.38	3.16
Acute Care EBITDAR Margin (3)	17.2%	16.8%	18.5%	17.9%
Behavioral Health EBITDAR Margin (3)	27.1%	27.9%	27.9%	27.9%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Same facility basis, before Corporate overhead allocation and minority interest.

Universal Health Services, Inc.

Selected Hospital Statistics

For the three months ended

December 31, 2015 and 2014

AS REPORTED:

	ACUTE			BEHAVIORAL HEALTH
	12/31/15	12/31/14	% change	12/31/15	12/31/14	% change
Hospitals owned and leased	24	24	0.0%	208	203	2.5%
Average licensed beds	5,854	5,769	1.5%	21,628	20,925	3.4%
Patient days	299,524	292,009	2.6%	1,473,065	1,414,337	4.2%
Average daily census	3,255.7	3,174.0	2.6%	16,011.6	15,373.2	4.2%
Occupancy-licensed beds	55.6%	55.0%	1.1%	74.0%	73.5%	0.7%
Admissions	65,802	63,578	3.5%	108,646	106,845	1.7%
Length of stay	4.6	4.6	-0.9%	13.6	13.2	2.4%

Inpatient revenue	$4,214,646	$3,725,782	13.1%	$1,891,006	$1,716,120	10.2%
Outpatient revenue	2,472,740	2,063,316	19.8%	215,969	203,682	6.0%
Total patient revenue	6,687,386	5,789,098	15.5%	2,106,975	1,919,802	9.7%
Other revenue	94,222	88,608	6.3%	49,363	50,041	-1.4%
Gross hospital revenue	6,781,608	5,877,706	15.4%	2,156,338	1,969,843	9.5%

Total deductions	5,423,707	4,623,897	17.3%	1,003,219	894,753	12.1%

Net hospital revenue before provision for doubtful accounts	1,357,901	1,253,809	8.3%	1,153,119	1,075,090	7.3%

Provision for doubtful accounts	172,134	130,065	32.3%	25,498	26,921	-5.3%

Net hospital revenue	$1,185,767	$1,123,744	5.5%	$1,127,621	$1,048,169	7.6%

SAME FACILITY:

	ACUTE			BEHAVIORAL HEALTH (1)
	12/31/15	12/31/14	% change	12/31/15	12/31/14	% change
Hospitals owned and leased	24	24	0.0%	198	198	0.0%
Average licensed beds	5,854	5,769	1.5%	20,849	20,665	0.9%
Patient days	299,524	292,009	2.6%	1,418,346	1,400,341	1.3%
Average daily census	3,255.7	3,174.0	2.6%	15,416.8	15,221.1	1.3%
Occupancy-licensed beds	55.6%	55.0%	1.1%	73.9%	73.7%	0.4%
Admissions	65,802	63,578	3.5%	107,258	106,440	0.8%
Length of stay	4.6	4.6	-0.9%	13.2	13.2	0.5%

(1)	Timberlawn of Garland, ALPHA UK, Taunton UK and the Foundations Recovery Network entities are excluded in both current and prior years.

Universal Health Services, Inc.

Selected Hospital Statistics

For the twelve months ended

December 31, 2015 and 2014

AS REPORTED:

	ACUTE			BEHAVIORAL HEALTH
	12/31/15	12/31/14	% change	12/31/15	12/31/14	% change
Hospitals owned and leased	24	24	0.0%	208	203	2.5%
Average licensed beds	5,832	5,776	1.0%	21,202	20,231	4.8%
Patient days	1,218,991	1,167,726	4.4%	5,835,134	5,518,660	5.7%
Average daily census	3,339.7	3,199.2	4.4%	15,986.7	15,119.6	5.7%
Occupancy-licensed beds	57.3%	55.4%	3.4%	75.4%	74.7%	0.9%
Admissions	261,727	251,165	4.2%	447,007	426,510	4.8%
Length of stay	4.7	4.6	1.2%	13.1	12.9	1.2%

Inpatient revenue	$16,847,944	$14,943,102	12.7%	$7,456,397	$6,689,753	11.5%
Outpatient revenue	9,604,952	8,147,031	17.9%	839,884	784,309	7.1%
Total patient revenue	26,452,896	23,090,133	14.6%	8,296,281	7,474,062	11.0%
Other revenue	362,620	261,835	38.5%	206,563	185,997	11.1%
Gross hospital revenue	26,815,516	23,351,968	14.8%	8,502,844	7,660,059	11.0%

Total deductions	21,551,939	18,583,481	16.0%	3,992,367	3,538,873	12.8%

Net hospital revenue before provision for doubtful accounts	5,263,577	4,768,487	10.4%	4,510,477	4,121,186	9.4%

Provision for doubtful accounts	631,013	590,384	6.9%	110,142	108,970	1.1%

Net hospital revenue	$4,632,564	$4,178,103	10.9%	$4,400,335	$4,012,216	9.7%

SAME FACILITY:

	ACUTE			BEHAVIORAL HEALTH (1)
	12/31/15	12/31/14	% change	12/31/15	12/31/14	% change
Hospitals owned and leased	24	24	0.0%	198	198	0.0%
Average licensed beds	5,832	5,776	1.0%	20,103	19,931	0.9%
Patient days	1,218,991	1,167,726	4.4%	5,557,381	5,469,817	1.6%
Average daily census	3,339.7	3,199.2	4.4%	15,225.7	14,985.8	1.6%
Occupancy-licensed beds	57.3%	55.4%	3.4%	75.7%	75.2%	0.7%
Admissions	261,727	251,165	4.2%	439,219	425,625	3.2%
Length of stay	4.7	4.6	0.2%	12.7	12.9	-1.5%

(1)	Timberlawn of Garland, ALPHA UK, Taunton UK and the Foundations Recovery Network entities are excluded in both current and prior years.